Exhibit 99.1

	Contacts:	Jay Brown, CFO
FOR IMMEDIATE RELEASE		Fiona McKone, VP - Finance
Crown Castle International Corp.
713-570-3050

CROWN CASTLE COMPLETES

ACQUISITION OF NEXTG NETWORKS

April 10, 2012 – HOUSTON, TX – Crown Castle International Corp. (NYSE: CCI) announced today that it has completed its previously announced acquisition of NextG Networks, Inc., the largest provider of outdoor distributed antenna systems. Crown Castle expects to update its full year 2012 outlook on its first quarter 2012 earnings call to reflect the acquisition.

About Crown Castle

Crown Castle owns, operates, and leases towers and other infrastructure for wireless communications. Crown Castle offers significant wireless communications coverage to 92 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 22,000 and approximately 1,600 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit www.crowncastle.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle’s results is included in our filings with the Securities and Exchange Commission. The term “including,” and any variation thereof, means “including, without limitation.”